FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of February 16, 2005, among Tele-Flow, Inc., Dacco/Detroit of ARIZONA, Inc., Dacco/Detroit of Georgia, Inc., Dacco/Detroit of Kentucky, Inc., Dacco/Detroit of Michigan, Inc., Dacco/Detroit of Missouri, Inc., Dacco/Detroit of Nevada, Inc., Dacco/Detroit of North Carolina, Inc., Dacco/Detroit of Oklahoma, Inc., Dacco/Detroit of South Carolina, Inc., Dacco/Detroit of Virginia, Inc., Detroit Transmission Products, Co., Jordan Auto Aftermarket, Inc., Jordan Specialty Plastics, Inc., Beemak Plastics, Inc., SPL Holdings, Inc., Pamco Printed Tape & Label Co., Inc., Seaboard Folding Box Corporation, Rolite Plastics, Inc., Atco Products, Inc., Pioneer Paper Corporation, ABC Transmission Parts Warehouse, Inc., Dacco Incorporated, Dacco/Detroit of Alabama, Inc., Dacco/Detroit of Chattanooga, Inc., Dacco/Detroit of Florida, Inc., Dacco/Detroit of Indiana, Inc., Dacco/Detroit of Memphis, Inc., Dacco/Detroit of Minnesota, Inc., Dacco/Detroit of Nebraska, Inc., Dacco/Detroit of New Jersey, Inc., Dacco/Detroit of Ohio, Inc., Dacco/Detroit of Pennsylvania, Inc., Dacco/Detroit of Texas, Inc., Dacco/Detroit of West Virginia, Inc., Dacco/Detroit of Wisconsin, Inc., Dacco/Detroit of Maryland, Inc., Nashville Transmission Parts, Inc., Alma Products I, Inc., Deflecto Corporation, Sate-Lite Manufacturing Company, Valmark Industries, Inc., JII Promotions, Inc., Welcome Home LLC, Instachange Displays Limited, Deflecto Canada Ltd., Dacco Transmission Parts (NY), Inc., JI Ventures, Inc., YT Holdings, Inc., Gramtel Midwest, Inc., Gramtel USA, Inc., Gramtel -Illinois, Inc., Cho-Pat, Inc., Sate-Lite HK, Inc., JII, LLC (each a "Guaranteeing Subsidiary" and collectively, the "Guaranteeing Subsidiaries"), each a subsidiary of JII Holdings, LLC (or its permitted successor), a Delaware limited liability company (the "Company"), the Company, JII Holdings Finance Corporation, the Initial Guarantor (as defined in this Indenture referred to herein) and U.S. Bank National Association, as trustee under this Indenture referred to below (the "Trustee").

                             W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of February 16, 2004 providing for the issuance of 13% Senior Secured Notes due 2007 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 12 thereof.

         3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing Subsidiary, as such, will have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture, the Security Documents or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

         4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuers.




                   [Signatures appear on the following pages.]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

TELE-FLOW, INC.                         DACCO/DETROIT OF MINNESOTA, INC.
DACCO/DETROIT OF ARIZONA, INC.          DACCO/DETROIT OF NEBRASKA, INC.
DACCO/DETROIT OF GEORGIA, INC.          DACCO/DETROIT OF NEW JERSEY, INC.
DACCO/DETROIT OF KENTUCKY, INC.         DACCO/DETROIT OF OHIO, INC.
DACCO/DETROIT OF MICHIGAN, INC.         DACCO/DETROIT OF PENNSYLVANIA, INC.
DACCO/DETROIT OF MISSOURI, INC.         DACCO/DETROIT OF TEXAS, INC.
DACCO/DETROIT OF NEVADA, INC.           DACCO/DETROIT OF WEST VIRGINIA, INC.
DACCO/DETROIT OF NORTH CAROLINA, INC.   DACCO/DETROIT OF WISCONSIN, INC.
DACCO/DETROIT OF OKLAHOMA, INC.         DACCO/DETROIT OF MARYLAND, INC.
DACCO/DETROIT OF SOUTH CAROLINA, INC.   NASHVILLE TRANSMISSION PARTS, INC.
DACCO/DETROIT OF VIRGINIA, INC.         ALMA PRODUCTS I, INC.
DETROIT TRANSMISSION PRODUCTS, CO.      DEFLECTO CORPORATION
JORDAN AUTO AFTERMARKET, INC.           SATE-LITE MANUFACTURING COMPANY
JORDAN SPECIALTY PLASTICS, INC.         VALMARK INDUSTRIES, INC.
BEEMAK PLASTICS, INC.                   JII PROMOTIONS, INC.
SPL HOLDINGS, INC.                      WELCOME HOME LLC
PAMCO PRINTED TAPE & LABEL CO., INC.    INSTACHANGE DISPLAYS LIMITED
SEABOARD FOLDING BOX CORPORATION        DEFLECTO CANADA LTD.
ROLITE PLASTICS, INC.                   DACCO TRANSMISSION PARTS (NY), INC.
ATCO PRODUCTS, INC.                     JI VENTURES, INC.
PIONEER PAPER CORPORATION               YT HOLDINGS, INC.
ABC TRANSMISSION PARTS WAREHOUSE, INC.  GRAMTEL MIDWEST, INC.
DACCO INCORPORATED                      GRAMTEL USA, INC.
DACCO/DETROIT OF ALABAMA, INC.          GRAMTEL-ILLINOIS, INC.
DACCO/DETROIT OF CHATTANOOGA, INC.      CHO-PAT, INC.
DACCO/DETROIT OF FLORIDA, INC.          SATE-LITE HK, INC.
DACCO/DETROIT OF INDIANA, INC.          JII, LLC
DACCO/DETROIT OF MEMPHIS, INC.

By:      /s/ Gordon L. Nelson, Jr.
         --------------------------
Name:    Gordon L. Nelson, Jr.


JII HOLDINGS, LLC
JII HOLDINGS FINANCE CORPORATION
as Issuers

By:      /s/ Gordon L. Nelson, Jr.
         --------------------------
Name:    Gordon L. Nelson, Jr.
Title:   Vice President


JORDAN INDUSTRIES, INC.
as Initial Guarantor

By:      /s/ Gordon L. Nelson, Jr.
         --------------------------
Name:    Gordon L. Nelson, Jr.
Title:   Senior Vice President


U.S. BANK NATIONAL ASSOCIATION as Trustee

By:  /s/ Richard Prokosch
     ------------------------------